                                                                    EXHIBIT 99.1

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                            ------------------------

                    WORLD MEDICAL MANUFACTURING CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                           , 1998

     The undersigned hereby appoints                and                , and
each of them, with full power of substitution, the attorney and proxy of the undersigned to attend the Special Meeting of Shareholders of World Medical
Manufacturing Corporation ("World Medical"), to be held on             , 1998 at
9:00 a.m., local time, at World Medical's headquarters at 13794 N.W. 4th Street, Building #210, Sunrise, Florida 33325 and any adjournment thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the Notice of Special Meeting of Shareholders and Proxy Statement as follows:

                APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION

     Approval of the Agreement and Plan of Merger and Reorganization between World Medical, Arterial Vascular Engineering, Inc. ("AVE") and Walleye Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of AVE ("Sub") dated as of April 10, 1998, as amended, and the Merger of Sub with and into World Medical pursuant thereto.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact hereunder.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE REORGANIZATION AGREEMENT AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus.
NUMBER OF SHARES HELD AS OF                , 1998

Common Stock:
                                          Shareholder:

                                          --------------------------------------
                                               (Print Name of Shareholder)

                                          --------------------------------------

                                                       (Signature)

                                          --------------------------------------

                                                    (Title of Signer)

                                          Date:
                                          --------------------------------------

     I plan to attend the meeting:  YES [ ]  NO [ ]

     Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its president or other authorized officer, with the office held designated. Executors, administrators, trustees and persons in similar capacities are requested to so indicate when signing. If stock is registered in two names, BOTH should sign.

     SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.